GENERAL RELEASE AND SETTLEMENT AGREEMENT

      THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT (the "Release") is made and entered into this the 15th day of October 2004 by and between Logistical Support, Inc. (the "Company") and the undersigned shareholders, noteholders, and consultants to the Company (the "Shareholders").

                                    Recitals

      WHEREAS, certain disputes have arisen between the Company and the Shareholders regarding claims with respect to share certificates, consulting agreements, promissory notes, warrant agreements, and various other contractual relationships by and between the Shareholders and/or their affiliates, on the one hand, and the Company, on the other hand; and

      WHEREAS, the Company and the Shareholders have agreed to enter into this Agreement to resolve all disputes and terminate all contracts and relationships between the Company and the Shareholders as set forth herein.

                                    Agreement

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereby agree as follows:

1. Mutual Release

            (a) Company, for itself and its respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges (i) each Shareholder, its officers, trustees, beneficiaries, representatives, directors, employees, and attorneys, and their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them; and (ii) each of their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them; and (iii) all persons acting by, through, under or in concert with any of them, and the in respective principals and partners, of and from any and all actions, causes of action (including causes of action for tortious conduct, fraud, fraudulent inducement or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any events, facts, circumstances or conditions that exist or existed on or prior to the date hereof (all such released or discharged items, collectively, the "Released Claims").

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

            (b) Shareholders for themselves and their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges (i) the Company, its officers, trustees, beneficiaries, representatives, directors, employees, and attorneys, and their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them; and (ii) each of their respective past and present administrators, affiliates, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, and each of them; and (iii) Bikini Team International, Hill Aerospace & Defense, LLC, Hill Industries, LLC, Hill Industries, Inc., Bruce Littell, Harry Lebovitz, Richardson and Patel, Hunter World Markets, Inc. and all customers, of Hunter which purchased securities of the Company and each of their partners, principals, owners and employees, from any and all contracts, actions, causes of action (including causes of action for tortious conduct, fraud, fraudulent inducement or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses, equity or debt instruments, and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent ("Claims"), which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any events, facts, circumstances or conditions that exist or existed on or prior to the date hereof (all such released or discharged items, collectively, the "Released Claims"). Notwithstanding the foregoing, the Released Claims shall not include obligations arising under this Agreement.

      2.    Other Transactions.

            (a) All share certificates listed on Exhibit A ("Cancelled Shares") and warrants, warrant agreements, promissory notes, consulting agreements and/or any other contractual relationships between the Company and the Shareholders, listed on Exhibit B, or existing between the Shareholders on the one hand, and the Company on the other hand, are hereby canceled and terminated and shall be deemed void ab initio. The Cancelled Shares shall not include Certificate No. 1144 for 125,000 restricted shares held by GCH Capital, Ltd.;


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

            (b) Notwithstanding the foregoing Paragraph 2(a), share certificates totaling not more than 6,000,000 common shares in the Company held by the Shareholders (the "Regulation S Shares"), shall be tendered to the Company's transfer agent for transfer in not more than three separate transactions pursuant to Regulation S of the Securities Act of 1933. The transfer agent has been provided with a legal opinion from counsel to the proposed transferees providing that the transactions will be exempt from registration in accordance with Regulation S, and the Company shall accept such legal opinion as written. The Company will instruct the transfer agent, subject to completion of transfer agent due diligence, to legend the share certificates in the hands of the transferee with the Regulation S transfer legend attached hereto as Exhibit C.

            (c) Upon compliance with the foregoing, the transfer agent shall deliver the new share certificates in the name of the Regulation S transferees to Jeffrey E. Sultan, Esq. to be held by Mr. Sultan in escrow. If Mr. Sultan receives good funds to his law firm trust account from Shareholders or their legal counsel in the amount of $450,000 and original share certificates endorsed for transfer for all Cancelled Shares on or before October 31, 2004, he shall forthwith remit the Regulation S share certificates to Shareholder's legal counsel, c/o Corporate Legal Services, LLP, 2224 Main Street, Santa Monica, CA 90405.

      3.    Representations and Covenants

            (a) Each of the Parties acknowledges that there is a risk that subsequent to the execution of this Agreement, one or more Parties will incur or suffer loss, damages or injuries which are in some way caused by or related to the Released Claims, but which are unknown and unanticipated at the time this Agreement is signed. All parties do hereby assume the above-mentioned risk and understand that this Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, each of the Parties acknowledges in executing the releases (the "Releases") contained in this Agreement, that each does so with full knowledge of any and all rights and benefits that each might otherwise have had under California Civil Code Section 1542, and each, upon the advice of counsel, hereby waives and relinquishes any and all such rights and benefits. Each of the Parties acknowledges and agrees that this waiver is an essential and material term hereof, without which this Agreement (including, without limitation, the Releases) would not have been entered into. Section 1542 reads as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

Each of the Parties certifies that it has read the foregoing recitation of
Section 1542 and understands the meaning of such section.


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

Each of the Parties further acknowledges that each may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Released Claims. Each of the Parties agrees that the Releases shall be and shall remain effective in all respects, notwithstanding any such different or additional facts, or any facts which are intentionally concealed from either party by the other. In this regard, and without limitation, each of the Parties declares that it realizes that it may have damages it presently knows nothing about and that, as to them, they have been released pursuant to the Releases. Each of the Parties further declares that it understands that the parties being released would not have agreed to compromise their respective claims if the Releases did not cover damages and their results which may not yet have manifested themselves or which may be unknown or not anticipated at the present time.

            (b) The Releases shall not be deemed an admission by any of the Parties of any sort. No right shall inure to any third party from the obligations, representations and agreements made or reflected herein.

            (c) Each of the Parties represents and warrants that it alone is the owner of the Released Claims, that it has not heretofore assigned or transferred, nor purported to assign or transfer to any third party, and is not aware of any third party, who might assert some interest in any of the Released Claims. Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the other Party as a result of any third party asserting any such assignment or transfer of any such interest, right or claim.

            (d) Each of the Parties represents and warrants that none of the Released Claims is subject to any purported or actual lien, security interest, encumbrance or other contractual right of any third party. Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the other Party as a result of any third party asserting the existence of any of the foregoing.

            (e) Each of the Parties acknowledges that it has read this Agreement, has been, or has had the opportunity to be, represented by independent counsel of their own choice in connection with the circumstances leading up to the execution of the Releases, understands the terms, conditions and consequences of the Releases, and is freely and voluntarily entering into the Releases.

            (f) Shareholders covenant that from and after the date of this Agreement, Shareholders shall not purchase or own any of the Regulation S Shares or at any time own more than one percent of the outstanding common stock of the Company.

      4. By execution of this Release, each releasing party represents and warrants to the released party that no Claim that he, she or it has, had, might have or might have had in the past against any person or entity released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party. Each releasing party expressly represents and warrants to the other that he, she or it has full authority to enter into this Release and to release any and all Released Claims he, she or it now has, had, might have or might have had in the past against each person or entity released hereby.


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

      5. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each released party hereto.

      6. CONFIDENTIAL AGREEMENT. Company hereto agrees to hold all provisions of this Agreement, as well as any information pertaining to any released party, strictly confidential, and shall not disclose the terms hereof to any third party, except as required by applicable law or legal process. Each party hereby agrees not to disclose any information about, related to or concerning any party who is released herein. No party shall make any disclosure of any confidential information as described in this paragraph unless (i) it has notified the other party of the information to be disclosed under this paragraph and the circumstances in which the disclosure is alleged to be required as early as possible before such disclosure must be made, and (ii) such other party has had a reasonable opportunity to take such steps as the such party may reasonably require to avoid or limit such disclosure.

      7. It is further understood and agreed that this Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, representations, warranties, promises, or inducements contrary to the terms of this Agreement or otherwise not contained in this Agreement exist. This Agreement cannot be changed or terminated except in writing signed by all parties hereto. The rights, duties and obligations of the Parties under this Agreement shall operate independently of any other relationship, contractual or otherwise, between the Parties.

      8. This Agreement shall be construed in all respects in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within California. Any dispute which relates to the subject matter hereof, or arises herefrom, shall be resolved in Los Angeles, California.

      Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Shareholder or any other party released hereunder based upon any matter purported to be released hereby.

      9. By execution of this Agreement, each releasor warrants and represents that he understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims. The Releases are not conditioned upon the occurrence or nonoccurrence of any event or the granting of any consent or approval or related to or dependent upon any other event or any agreement or business transaction between the Parties.

      10. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives, assigns, affiliates, agents, shareholders, directors, employees and attorneys, past and present, and each of them. No third party may rely upon or possess an enforceable right, under this Agreement except for the parties who are released under Paragraph 1 above.

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

      11. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of California. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. The parties agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of California, City of Los Angeles. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorneys' fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

      12. This Agreement may be signed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one and the same agreement. If this Agreement is executed in counterparts, then each Party shall execute sufficient counterpart signature pages for each Party, ultimately, to be provided with an originally executed counterpart signature page from each Party.

      13. Each gender shall include the other genders whenever the context may require in this Agreement.

      14. Each of the individuals whose signature appears below hereby represents and warrants that he or she has actual authority to enter into this Agreement on behalf of the entity on whose behalf he or she signs this Agreement and does so to the fullest extent of his or her authority, whether as an individual, officer, director, shareholder, partner, joint venturer or otherwise.

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

      IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the dates set forth beneath the undersigned's respective signatures below.

Logistical Support, Inc.,
a Utah corporation


By:_________________________________
Name: Bruce Littell
Title: CEO



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

                   SHAREHOLDERS, NOTEHOLDERS, AND CONSULTANTS



The Morpheus Trust                                   Picasso, LLC.



By: _________________                       By:__________________
Name: Diane Breitman                        Name: Jennifer Mazur
Title: Trustee                                       Title: Managing Member

Livingston Investments, Ltd.:                        The Glacier Trust


By: _________________                       By:__________________
Name: Carsten Rykov                                  Name: Albert Kashini
Title: Managing Director                    Title: Trustee

The Breitman Family Trust dated 7/1/99:     GCH Capital, Ltd.

By: _________________                       By:___________________
Name: Julia M. Breitman
Title:  Trustee

The Gateway Real Estate Investment Trust:

By: _________________
Name: Ari Kaplon
Title: Trustee

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

                                    EXHIBIT A

               Shares Certificates to be Cancelled or Transferred

1.    The Morpheus Trust dated 10/1/03, CERT No. 1127 X 1,500,000 (transfer)

2.    Livingston Investments, Ltd., CERT 1128 X 1,500,000 (transfer)

3. The Breitman Family Trust dated 7/1/03, CERT 1129 X 1,480,000 (transfer 1,000,000; cancel 480,000)

4.    Gateway Real Estate Investment Trust, CERT 1130 X 2,000,000 (transfer)

5.    Picasso, LLC, CERT 1131 X 1,720,000 (cancel)

6.    The Glacier Trust, CERT 1132 X 3,000,000 (cancel)

                                    EXHIBIT B

                            AGREEMENTS VOID AB INITIO



Stock Purchase Agreement
Stock Exchange Agreement
Preferred Stock Repurchase Option and Lockup Agreement
Consulting Agreement
Indemnification Agreement (Consulting Agreement)
Acquisition Consulting Agreement
Indemnification Agreement (Acquisition Consulting Agreement)
Non-Recourse Promissory Note, 300,000 Amount
Warrant Agreement - Morpheus
Warrant Certificate - Morpheus
Warrant Agreement - Breitman Family Trust
Warrant Certificate - Breitman Family Trust
Warrant Agreement - Gateway REIT
Warrant Certificate - Gateway REIT
Warrant Agreement - Livingston investment Ltd.
Warrant Certificate - Livingston Investment Ltd.
Warrant Agreement - Picasso, LLC
Warrant Certificate - Picasso, LLC
Warrant Agreement - The Glacier Trust
Warrant Certificate - The Glacier Trust
Warrant Agreement - GCH
Warrant Certificate - GCH

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

                                    EXHIBIT C

                               REGULATION S LEGEND

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SUBJECT TO HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE ACT.

      NOTWITHSTANDING THE FOREGOING, IN NO EVENT MAY THESE SECURITIES BE TRANSFERRED TO A U.S. PERSON, AS DEFINED IN REGULATION S, ON OR BEFORE OCTOBER 31, 2005.




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